UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015 (December 23, 2015)

ICON Income Fund Eight B L.P. Liquidating Trust

 (Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	35-6911641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor, New York, New York 10016

    (Address of Principal Executive Offices)

  (212) 418-4700

  (Registrant’s telephone number, including area code)

  Not applicable

   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

ICON Capital, LLC, the managing trustee of the Registrant (the “Managing Trustee”), will notify the registered representatives of the beneficial owners of the Registrant that the Registrant sold all of its remaining portfolio assets on December 23, 2015 and the Registrant will be dissolved and terminated on December 30, 2015. Subsequent to the satisfaction of certain expenses and obligations of the Registrant, there will be no remaining cash proceeds for distribution to beneficial owners of the Registrant. The Managing Trustee will notify the beneficial owners of the Registrant of the sales of the assets and termination by letter.

Item 8.01	Other Events

On December 23, 2015, the Registrant sold all of its remaining portfolio assets. Subsequent to the satisfaction of certain expenses and obligations of the Registrant, there will be no remaining cash proceeds for distribution to beneficial owners of the Registrant.  The Registrant will be dissolved and terminated on December 30, 2015 and its reporting obligations to the U.S. Securities and Exchange Commission will cease on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT B L.P. LIQUIDATING TRUST
By: ICON CAPITAL, LLC, its Managing Trustee

Dated: December 29, 2015	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer